Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2017 Financial Results
Dallas, Texas. (May 24, 2017) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2017.
For the three months ended April 30, 2017, revenue, gross margin, and net income were $373.9 million, $172.5 million, and $90.5 million, respectively. These represent an increase in revenue of $26.6 million, or 7.7%; an increase in gross margin of $14.9 million, or 9.4%; and an increase in net income of $15.9 million, or 21.3%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.38 compared to $0.32 last year, an increase of 18.8%.
For the nine months ended April 30, 2017, revenue, gross margin, and net income were $1.1 billion, $464.6 million, and $323.9 million, respectively. These represent an increase in revenue of $133.6 million, or 14.3%; an increase in gross margin of $61.4 million, or 15.2%; and an increase in net income of $137.7 million, or 73.9%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $1.37 compared to $0.75 last year, an increase of 82.7%.
Excluding the impact of foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended April 30, 2017 and 2016, were $0.37 and $0.32, respectively. Non-GAAP fully diluted earnings per share for the nine months ended April 30, 2017 and 2016, were $0.94 and $0.74, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, May 25, 2017, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart052517. A replay of the call will be available through July 24, 2017 by calling (877) 919-4059. Use confirmation code # 76132729.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart's innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and vehicles sourced from individual owners. With operations in over 200 locations in 11 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), the Republic of Ireland (Copart.ie), Brazil (Copart.com.br), Germany (Copart.de), the United Arab Emirates, Oman and Bahrain (Copartmea.com), India (Copart.in), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2016	2017	2016
Service revenues and vehicle sales:
Service revenues	$332,346	$303,507	$949,457	$814,891
Vehicle sales	41,516	43,739	119,928	120,899
Total service revenues and vehicle sales	373,862	347,246	1,069,385	935,790
Operating expenses:
Yard operations	155,793	142,802	471,711	401,721
Cost of vehicle sales	34,785	37,744	101,558	103,939
Yard depreciation and amortization	9,951	8,339	29,116	24,932
Yard stock-based payment compensation	828	714	2,437	2,076
Gross margin	172,505	157,647	464,563	403,122
General and administrative	28,280	27,360	86,879	78,447
General and administrative depreciation and amortization	3,257	4,019	14,016	10,638
General and administrative stock-based payment compensation	4,180	4,320	13,176	13,758
Total operating expenses	237,074	225,298	718,893	635,511
Operating income	136,788	121,948	350,492	300,279
Other (expense) income:
Interest expense, net	(5,506)	(5,419)	(16,888)	(15,900)
Other (expense) income, net	(194)	39	117	5,501
Total other expenses	(5,700)	(5,380)	(16,771)	(10,399)
Income before income taxes	131,088	116,568	333,721	289,880
Income tax expense	40,542	41,944	9,829	103,642
Net income	$90,546	$74,624	$323,892	$186,238

Basic net income per common share	$0.39	$0.34	$1.42	$0.80
Weighted average common shares outstanding	229,920	221,088	228,146	234,142

Diluted net income per common share	$0.38	$0.32	$1.37	$0.75
Diluted weighted average common shares outstanding	237,135	236,412	236,808	248,780

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2017	July 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$189,621	$155,849
Accounts receivable, net	302,071	266,270
Vehicle pooling costs and inventories	41,061	38,987
Income taxes receivable	42,663	18,751
Deferred income taxes	191	1,444
Prepaid expenses and other assets	18,002	18,005
Total current assets	593,609	499,306
Property and equipment, net	913,303	816,791
Intangibles, net	7,624	11,761
Goodwill	258,634	260,198
Deferred income taxes	2,978	23,506
Other assets	35,538	38,258
Total assets	$1,811,686	$1,649,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$192,769	$192,379
Deferred revenue	6,147	4,628
Income taxes payable	6,421	5,625
Current portion of revolving credit facility and capital lease obligations	16,151	76,151
Total current liabilities	221,488	278,783
Deferred income taxes	3,773	3,816
Income taxes payable	26,772	25,641
Long-term debt, revolving loan facility and capital lease obligations, net of discount	550,755	564,341
Other liabilities	2,569	2,783
Total liabilities	805,357	875,364
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	22	22
Additional paid-in capital	444,745	392,434
Accumulated other comprehensive loss	(114,268)	(109,194)
Retained earnings	675,830	491,194
Total stockholders' equity	1,006,329	774,456
Total liabilities and stockholders' equity	$1,811,686	$1,649,820

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2017	2016
Cash flows from operating activities:
Net income	$323,892	$186,238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	43,951	35,900
Allowance for doubtful accounts	(542)	1,227
Equity in losses of unconsolidated affiliates	584	768
Stock-based payment compensation	15,613	15,834
Gain on sale of property and equipment	(125)	(188)
Deferred income taxes	21,791	(325)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(35,668)	(49,594)
Vehicle pooling costs and inventories	(2,262)	(8,121)
Prepaid expenses and other current assets	1,440	293
Other assets	(1,185)	3,206
Accounts payable and accrued liabilities	1,140	5,024
Deferred revenue	1,532	2,038
Income taxes receivable	(23,909)	3,326
Income taxes payable	2,619	13,858
Other liabilities	(1,044)	(1,138)
Net cash provided by operating activities	347,827	208,346

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(134,710)	(143,833)
Investment in unconsolidated affiliate	(3,566)	—
Proceeds from sale of property and equipment	554	485
Purchases of marketable securities	—	(21,119)
Proceeds from sale of marketable securities	—	21,498
Net cash used in investing activities	(137,722)	(142,969)

Cash flows from financing activities:
Proceeds from the exercise of stock options	30,171	4,989
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,908	1,640
Repurchases of common stock	—	(442,855)
Payments for employee stock-based tax withholdings	(134,638)	—
Proceeds from the issuance of long-term debt, net of discount	—	93,468
Repayments on revolving loan facility, net of proceeds	(73,000)	—
Debt offering costs	—	(165)
Principal payments on long-term debt	—	(37,500)
Net cash used in financing activities	(175,559)	(380,423)
Effect of foreign currency translation	(774)	(3,313)
Net increase (decrease) in cash and cash equivalents	33,772	(318,359)
Cash and cash equivalents at beginning of period	155,849	456,012
Cash and cash equivalents at end of period	$189,621	$137,653
Supplemental disclosure of cash flow information:
Interest paid	$17,681	$16,996
Income taxes paid, net of refunds	$9,452	$86,243

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2016	2017	2016
GAAP net income	$90,546	$74,624	$323,892	$186,238
Effect of foreign currency-related (gains) losses, net of tax	(167)	467	(295)	(3,584)
Effect of income tax benefit of ASU 2016-09 adoption, net of tax (1)	(4,007)	(608)	(106,749)	(847)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	3,307	48
Non-GAAP net income	$86,372	$74,483	$220,155	$181,855

GAAP diluted net income per common share	$0.38	$0.32	$1.37	$0.75
Non-GAAP diluted net income per common share	$0.37	$0.32	$0.94	$0.74

GAAP diluted weighted average common shares outstanding	237,135	236,412	236,808	248,780
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(1,692)	(1,818)	(2,065)	(1,698)
Non-GAAP diluted weighted average commons shares outstanding	235,443	234,594	234,743	247,082

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. Additionally, excess tax benefits are classified as an operating activity on the consolidated statements of cash flows. The Company early adopted ASU 2016-09 during the fourth quarter of fiscal 2016 on a modified retrospective basis. For a more complete discussion, please review the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 28, 2016.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000